Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Provention Bio, Inc. on Form S-8 to be filed on or about March 29, 2023 of our report dated March 29, 2023, on our audits of the consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, which report was included in the Annual Report on Form 10-K filed March 29, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

March 29, 2023